UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2012
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement

On August 7, 2012, Duma Energy Corp. (the "Company" or "Duma") entered into a Share Exchange Agreement, dated August 7, 2012 (the "Agreement"), with each of Namibia Exploration, Inc. ("NEI"), a company organized under the laws of the state of Nevada, and the shareholders of NEI (each a "Vendor" and collectively, the "Vendors"), whereby Duma has acquired the right to acquire all of the issued and outstanding common shares in the capital of NEI from the Vendors in exchange for the issuance of up to 24,900,000 restricted common shares of Duma (each a "Share") to the Vendors on a pro-rata basis in accordance with each Vendor's percentage ownership in NEI as more particularly set forth below (the "Acquisition"). As a result of the completion of the Acquisition, NEI would become a wholly-owned subsidiary of Duma. NEI holds the rights to 39% working interest in an onshore petroleum concession (the
Concession"), located in the Republic of Namibia, measuring approximately 5.3 million acres and covered by Petroleum Exploration License No. 0038 as issued by the Republic of Namibia Ministry of Mines and Energy.

As a consequence of the completion of the Acquisition, Duma, through NEI, will have acquired and been assigned a 39% working interest (43.33% cost responsibility) in and to the Concession. Duma will then hold its indirect working interest in the Concession in partnership with the National Petroleum Corporation of Namibia Ltd. ("NPC Namibia") and Hydrocarb Namibia Energy Corporation ("Hydrocarb Namibia"), a company chartered in the Republic of Namibia and which is a majority owned subsidiary of Hydrocarb Corporation ("Hydrocarb"), a company organized under the laws of the State of Nevada. Hydrocarb Namibia, as operator of the Concession, will then hold at 51% working interest (56.67% cost responsibility) in the Concession and NPC Namibia will then hold a 10% carried working interest in the Concession. The assignment of the 39% working interest to NEI from Hydrocarb Namibia is subject to the prior approval of the government of the Republic of Namibia.

Pursuant to the terms of the Agreement, Duma is required to issue the Shares, as consideration for the Acquisition, in accordance with the following milestones which must be reached within 10 years after the closing of the Acquisition (the "Closing"):

(a)     2,490,000 of the Shares will be issued and delivered into escrow at the Closing;

(b)     a further 2,490,000 of the Shares will be issued and delivered into escrow, if applicable, when and if Duma's 10-day volume-weighted average market capitalization reaches $82,000,000;

(c)     a further 7,470,000 of the Shares will be issued and delivered into escrow, if applicable, when and if Duma's 10-day volume-weighted average market capitalization reaches $196,000,000; and

(d)     a further and final 12,450,000 of the Shares will be issued and delivered into escrow, if applicable, when and if Duma's 10-day volume-weighted average market capitalization reaches $434,000,000.

Duma will maintain 100% ownership of NEI after Closing even if one or more of the market capitalization milestones have not been attained within 10 years from the Closing. In order for the Shares to be released from escrow, Duma must first receive written evidence confirming: (i) that NEI has a working interest in the Concession - which it has now received; (ii) that the Republic of Namibia Ministry of Mines and Energy has approved the assignment of the 39% working interest (43.33% cost responsibility) to NEI; and (iii) that NEI and Hydrocarb have entered into a standard operating agreement which will continue to be subject to approval by the government of the Republic of Namibia.

The Shares of Duma to be issued to the Vendors pursuant to the Agreement have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Act. The securities may not be offered or sold in the United States absent registration under the Act or an applicable exemption from such registration requirements.

In conjunction with the execution of the Agreement, and as a condition of Closing, Duma has now entered into a Consulting Services Agreement with Hydrocarb (the "Consulting Agreement"), whereby Hydrocarb will provide various consulting services with respect to Duma's business ventures in Namibia and whereby Hydrocarb has acknowledged and agreed that the obligations of NEI under its existing Farmin Opportunity Report with Hydrocarb (the "FOR") will be satisfied in exchange for Duma paying a consulting fee (the "Fee") to Hydrocarb of $2,400,000 as follows:

(a)     by way of the payment on the later of the effective date of the Consulting Agreement and 15 days from the receipt of the working interest assignment under the FOR to be processed by Hydrocarb to be signed by Namibia's Minister of Mines and Energy, by Duma to Hydrocarb of $800,000 in either or both of the following manners to be determined by Duma, in its sole and absolute discretion, and disclosed to Hydrocarb prior to such payment:

(i)     by way of a cash payment by Duma to Hydrocarb;

(ii)    only, if at the time of payment, Duma has available authorized common stock to issue, by way of the issuance by Duma to Hydrocarb of any amount of restricted common shares determined by dividing $800,000 by the calculated previous 60-day volume-weighted average trading price of Duma's common shares on the Over-the-Counter Bulletin Board, or as reported on a national securities exchange or quotation system on which Duma's common shares are quoted and listed for trading. For calculation purposes the closing prices on Yahoo's historical prices for Duma may be used. (each an "Initial Consultant Share"); or

(iii)   in any combination of paragraphs "(i)" and "(ii)" immediately above; and

(b)     for the remaining $1,600,000 by way of the issuance of a promissory note in favor of Hydrocarb in the principal amount of $1,600,000 (the "Promissory Note"), with interest accruing on the principal amount at the rate of 5% per annum, calculated semi-annually and payable in arrears, and of which $800,000 of the principal amount plus accrued interest is due on or before the first anniversary of the effective date and the remaining $800,000 of the principal amount plus accrued interest is due on or before the second anniversary of the effective date. In this regard Duma has the option, from time to time, and in its sole and absolute discretion at any time:

(i)     to repay the principal amount and any accrued but unpaid interest due under the Promissory Note in full or in part at any time prior to maturity or at maturity in cash;

(ii)     only if at the time of payment, Duma has available authorized common stock to issue, to repay the principal amount and any accrued but unpaid interest due under the Promissory Note in full or in part at any time prior to maturity or at maturity in restricted common shares of common stock of Duma (each a "Conversion Share"), at a deemed conversion price which equates to the then previous 60-day volume-weighted average trading price of Duma's common shares on the Over-the-Counter Bulletin Board, or as reported on a national securities exchange or quotation system on which Duma's common shares are quoted or listed for trading; or

(iii)     to repay the principal amount and any accrued but unpaid interest due under the Promissory Note in full or in part at any time prior to maturity or at maturity in any combination of paragraphs "(i)" and "(ii)" immediately above.

Duma is required to pay a late fee of 10% per quarter for any outstanding balance of any Fee under the Consulting Agreement which will commence 30 calendar days from the date that any Fee or portion of Fee is due, which may only be paid in cash.

Item 7.01     Regulation FD

On August 8, 2012, the Company issued a press release announcing its entry into of the Agreement to acquire NEI as described in Item 1.01 above.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
10.1	Share Exchange Agreement dated August 7, 2012.
10.2	Consulting Services Agreement dated August 7, 2012.
99.1	Press Release dated August 8, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.
Date: August 8, 2012	/s/ Jeremy Driver Name: Jeremy Driver Title: President, Chief Executive Officer and a director

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